At shareholder meetings which took place on
 July 16 and August 7 2008 shareholders approved transactions pursuant to which certain BNY Hamilton Funds would be
reorganized into existing or newly-created mutual funds managed by either The Dreyfus Corporation (Dreyfus) or BNY Mellon Fund
Advisers, a division of Dreyfus. Both Dreyfus and BNY Mellon Fund
 Advisers are affiliates of The Bank of New York Mellon, the investment adviser to BNY Hamilton Funds.
The various reorganizations, which closed in September 2008 are
 as follows: BNY Hamilton Fund	Dreyfus Fund
BNY Hamilton Enhanced Income Fund	Dreyfus Enhanced Income Fund
BNY Hamilton Global Real Estate Securities Fund	Dreyfus Premier
Global Real Estate
 Securities Fund
BNY Hamilton High Yield Fund	Dreyfus Premier Limited Term High Yield
 Fund BNY Hamilton Large Cap Equity Fund	Dreyfus Premier Large Cap
 Equity Fund BNY Hamilton Large Cap Growth Fund	Dreyfus Premier Large
 Cap Growth Fund BNY Hamilton Large Cap Value Fund	Dreyfus Premier
 Large Cap Value Fund BNY Hamilton Money Fund	Dreyfus Institutional
 Reserves Money Fund BNY Hamilton New York AMT-Free Municipal
 Money Fund	Dreyfus New York AMT-Free Municipal Cash Management
BNY Hamilton S&P 500 Index Fund	Dreyfus BASIC S&P 500 Stock
 Index Fund BNY Hamilton Treasury Money Fund	Dreyfus
Institutional Reserves Treasury Fund BNY Hamilton U.S. Bond Market
 Index Fund	Dreyfus Bond Market Index Fund BNY Hamilton U.S.
 Government Money Fund	Dreyfus Institutional Reserves Government
 Fund BNY Hamilton 100% U.S. Treasury Securities Money Fund
Dreyfus Institutional Reserves Treasury Prime Fund
BNY Hamilton Fund	BNY Mellon Fund
BNY Hamilton Core Bond Fund	BNY Mellon Bond Fund
BNY Hamilton Intermediate Government Fund	BNY Mellon Intermediate
 U.S. Government Fund BNY Hamilton Intermediate New York Tax-Exempt
 Fund	BNY Mellon New York Intermediate Tax-Exempt Bond Fund
BNY Hamilton Intermediate Tax-Exempt Fund	BNY Mellon National
 Intermediate Municipal Bond Fund
BNY Hamilton International Equity Fund	BNY Mellon International
 Appreciation Fund BNY Hamilton Small Cap Core Equity Fund	BNY
Mellon Small Cap Stock Fund BNY Hamilton Small Cap Growth Fund
BNY Mellon Small Cap Stock Fund
Additionally, at shareholder meetings which took place
on October 15 2008 shareholders approved transactions
pursuant to which two BNY Hamilton Funds would be reorganized into newly-created mutual funds managed by
Managers Investment Group LLC (Managers) and sub-advised by Gannett,
 Welsh and Kottler LLC (GW&K).Managers is an independently managed subsidiary of Affiliated Managers Group, Inc. (AMG). Recently,
 AMG acquired ownership of GW&K from The Bank of New York Mellon Corporation.These two reorganizations which closed in
 November 2008 are as follows:
BNY Hamilton Fund	Managers Fund
BNY Hamilton Multi-Cap Equity Fund	GW&K Multi-Cap Equity Fund
BNY Hamilton Municipal Enhanced Yield Fund	GW&K Municipal
Enhanced Yield Fund